UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 5, 2011

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1200 Route 22 East, Suite 2000
Bridgewater, NJ 08807
(Address of principal executive offices) (Zip Code)

(908) 203-4640
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, NovaDel Pharma Inc., (the “Company”) had entered into an employment agreement with David H. Bergstrom, Ph.D. on December 4, 2006 (the “Employment Agreement”). The Employment Agreement expired by its terms on December 4, 2009. On December 31, 2009, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved the recommendation to maintain Dr. Bergstrom's services and to continue his employment on the same terms and conditions as the Employment Agreement for a period of one year from the expiration date of the Employment Agreement. On March 23, 2011, the Compensation Committee approved the recommendation to further extend Dr. Bergstrom's employment on the same terms and conditions as the Employment Agreement through June 30, 2011.

On July 5, 2011, the Compensation Committee approved the recommendation to further extend Dr. Bergstrom’s employment on the same terms and conditions as the Employment Agreement through June 30, 2012. On July 5, 2011, the Company and Dr. Bergstrom entered into an amendment (the “Amendment”) to the Employment Agreement memorializing the extended term through June 30, 2012.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment to the Employment Agreement, dated July 5, 2011, by and between the Company and David H. Bergstrom, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ STEVEN B. RATOFF
Name:	Steven B. Ratoff
Title:	President and Chief Executive Officer

Date:  July 8, 2011